UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2019

DELCATH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 22C, New York, New York

(Address of principal executive offices)

10019

(Zip code)

(212) 489-2100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

On March 29, 2019, the Company exchanged all of its Series D Preferred Stock (with a stated value of $1,160,000) and received $400,000 in proceeds and issued a senior secured promissory note to an investor with a principal amount of $1,560,000. The note is due on April 1, 2020, bears interest at 8% per annum and is nonconvertible.

Item 8.01	Other Information.

On March 26, 2019, the Company commenced an action (the “Action”) in the Commercial Division of the Supreme Court for the State of New York, County of New York (the “NYS Supreme Court”), styled as Delcath Systems, Inc., v. Iroquois Capital Investment Group LLC, Iroquois Master Fund Ltd., L1 Capital Global Opportunities Master Fund and First Fire Global Opportunities Fund LLC (Index No. 651749/2019), pending before the Hon. Andrew Borrok. The Action seeks expedited equitable relief in the form of reformation and a declaratory judgement to remedy a scrivener’s error in the Series D Warrants issued in its February 2018 public offering such that those warrants do not contain a price and quantity ratchet upon a sale of Company securities at a price lower than the offering price in the February 2018 offering.

One of the defendants settled with the Company by exchanging its Series D Warrants for Company common stock on a one-for-one basis, which is the same ratio for which other investors in the February 2018 round exchanged their Series D Warrants in December 2018.

As of the date of this Current Report on Form 8-K, the Company has 14,998,454 shares of its common stock outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Date: April 2, 2019	By:	/s/ Jennifer Simpson
	Name:	Jennifer Simpson
	Title:	President and Chief Executive Officer